Exhibit 2

                          SECURITIES PURCHASE AGREEMENT


     This Securities Purchase Agreement (this "Agreement"), dated as of November 5, 1999, is entered into by and between each of the parties who are designated as Purchasers on the signature page to this Agreement (each, a "Purchaser" and collectively, the "Purchasers") and Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company").

     The Company has offered to sell, and each of the Purchasers has agreed to purchase, the number of Units (as defined below) of the Company set forth opposite their names on Schedule I attached hereto. This sale and purchase is being made pursuant to a Prospectus (as defined below) dated November 5, 1999 filed in connection with a Registration Statement (as defined below) on Form S-3, originally filed with the Securities and Exchange Commission on July 12, 1999, and subsequently amended. Such Registration Statement, as amended, when it became effective (including (A) the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A of the Rules and Regulations under the Securities Act of 1933, as amended, and (B) the related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), is referred to herein as the "Registration Statement" and such Prospectus in the form delivered for filing with the Securities and Exchange Commission pursuant to Rule 424(b) is referred to herein as the "Prospectus." Each "Unit" consists of one share of common stock of the Company, $.01 par value per share (the "Common Stock"), and one Warrant (as defined below), both of which will separate immediately upon issuance. Each "Warrant" comprising a Unit entitles the holder to purchase up to 0.46666666 of a share of Common Stock at an exercise price of $4.00 per share, subject to adjustment pursuant to the terms of the Warrant, and is exercisable immediately commencing on the date of the Warrant and ending three years from such date.
In connection therewith, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

     1.  Purchase and Sale of Shares.  Subject to the terms set forth herein,
         ---------------------------
the Company agrees to sell to each of the Purchasers at a purchase price of $4.00 per Unit (the "Per Unit Purchase Price") and to deliver pursuant to
Section 2 hereof the shares of Common Stock and Warrants purchased under the Units, and upon the basis of the representations and warranties, and subject to the terms set forth herein, each of the Purchasers agrees, severally and not jointly, to purchase the number of Units set forth opposite its name on
Schedule I attached hereto from the Company for an amount equal to the Per Unit Purchase Price multiplied by such number of Units set forth in Schedule I (the "Purchase Price").

     Notwithstanding the foregoing, in the event that the Company sells any shares (or securities that may be converted into or exchanged for shares) of Common Stock of the Company in an original issuance (not shares traded on the Nasdaq National Market in the aftermarket) for less per share than the Per Unit Purchase Price at any time during the sixty (60) day period commencing on the Closing Date (except for shares issued pursuant to (a) stock options, (b) purchases by the Company of outstanding existing stock options, and (c) warrants, preferred stock and any other convertible securities, including without limitation, the Units, outstanding as of the date hereof) the Company shall have the obligation to promptly notify and pay each of the Purchasers (x) the aggregate difference between (i) the Per Unit Purchase Price and (ii) the per share price of such additional shares of the Company's Common Stock (or securities that may be converted into or exchanged for shares of Common Stock) so sold, (y) multiplied by the number of Units purchased hereunder, at the Company's option, in either cash or additional shares of the Company's Common Stock. If the Company elects to pay in Common Stock, the Common Stock shall be valued at the price at which the Company sold any such shares (or securities that may be converted into or exchanged for shares) of Common Stock in the specific transaction that triggered this paragraph of
Section 1 hereof and will be payable within five (5) days of the closing of such other transaction.

     If within sixty (60) days of the Closing Date hereof the Company enters into or is a party to any agreement to issue additional shares of Common Stock of the Company (or securities convertible or exchangeable therefor), the Company shall provide notice of such issuance to the Purchaser as soon as reasonably practicable.

     2.  Closing.  The closing of the purchase and sale of the Units to all
         -------
of the Purchasers shall take place at the same time, on the first business day following the satisfaction of the conditions set forth in Paragraph 5 below, as coordinated by the parties, or on such other date or at such other time and place as the Company and the Purchasers may agree upon (such time and date of the closing being referred to herein as the "Closing Date"). Upon payment of the Purchase Price in full in immediately available funds by or on behalf of the Purchasers to the Company by wire transfer to an account specified by the Company to the Purchasers prior to the Closing Date, the Company will promptly cause its transfer agent to deliver to the Purchasers certificates representing the shares of Common Stock and the Company will deliver the Purchasers the Warrants purchased under the Units in such denominations and registered in such names as the Purchasers shall have requested not less than two business days prior to the Closing Date.

     3.  Representations and Warranties of the Company.
         ---------------------------------------------

         3.1   Organization; Good Standing; Qualification.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Units, and to carry out the provisions of this Agreement.

         3.2    Authorization.  All corporate action on the part of the
                -------------
Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Units has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, (ii) except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) except as the indemnification agreements in Section 6 hereof may be legally unenforceable.

         3.3    Valid Issuance of  Units.  The Units that are being purchased
                ------------------------
by the Purchaser hereunder, when issued, sold, paid for, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. The Units, including the underlying Common Stock, Warrants and the Common Stock issuable upon the exercise of the Warrants, will be registered and qualified for sale in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions under applicable state and federal securities laws, including without limitation Rule 144 under the Securities Act of 1933. Notwithstanding the foregoing, although the Common Stock is currently traded on the Nasdaq National Market, the Warrants will not be traded on the Nasdaq National Market. Should Purchaser at any time request in writing that the Warrants be traded on the Nasdaq National Market, the Company will make commercially reasonable efforts to have the Warrants listed on the Nasdaq National Market within a reasonably practicable time period following such request by Purchaser provided that the Warrants meet the Nasdaq National Market listing requirements in effect at the time of such request.

         3.4    Performance of the Agreement.  The making and performance of
                ----------------------------
the Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company. The making and performance of the Agreement by the Company and the consummation of the transactions herein contemplated will not (i) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or (ii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its respective properties may be bound or affected, or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties and, in each case (i) or (ii), which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects as of the date hereof or results of operations of the Company, taken as a whole.

         3.5    Additional Information.  The Company represents and warrants
                ----------------------
that the information contained in the Registration Statement and Prospectus, as amended in their final forms, will comply in all material respects with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and will be, true and complete in all material respects as of the date of filing and as of the Closing Date.

         3.6    Use of Proceeds.  The Company agrees that the proceeds to the
                ---------------
Company from the sale of the Units may be used to fund existing operations, provided that a portion of such proceeds equal to 105% of the liquidation value of the Company's currently outstanding Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), but not to exceed $5,000,000, shall be reserved to the extent necessary to redeem the Company's Series B Preferred Stock in lieu of conversion as provided in Section 3.7 below.

         3.7    Redemption in Lieu of Conversion.  In respect to its
                --------------------------------
outstanding Series B Preferred Stock, the Company agrees to deliver to the holders of its Series B Preferred Stock a "Notice of Company Redemption in Lieu of Conversion" as provided and to the extent permitted in Section 6 of the Company's Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.

         3.8    Intellectual Property.  The Company has the patent and
                ---------------------
intellectual property rights necessary to conduct its business as it is now being conducted. No claim has been made against the Company regarding its alleged infringement of the intellectual property or patent rights of others that would be expected to have a materially adverse effect against the Company.

     4.  Representations and Warranties of the Purchaser.  The Purchaser
         -----------------------------------------------
represents and warrants, as of the date hereof, as follows:

         4.1 the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         4.2 if applicable, the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction;

         4.3 the making and performance of the Agreement by Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Purchaser;

         4.4 the Purchaser is an institutional investor or otherwise exempt from the reporting requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (and the regulations thereunder) with respect to this transaction;

         4.5 no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement;

         4.6 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as the indemnification agreements in Section 6 hereof may be legally unenforceable; and

         4.7 there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

     5.  Conditions of Closing.  The obligations of each party hereunder
         ---------------------
shall be subject to:

         5.1 The accuracy in all material respects of the representations and warranties of the other party hereto as of the date hereof.

         5.2 The Company shall have amended its Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C. to provide that as long as the State of


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


Wisconsin Investment Board is acquiring securities of the Company in the ordinary course of its business and not with the purpose or effect of changing or influencing the control of the Company (or in connection with or as a participant in any transaction having such purpose or effect) the Purchaser will not be deemed to be an Acquiring Person, as defined therein, solely by reason of its acquiring or having obtained the right to acquire beneficial ownership of shares of the Common Stock under this Agreement or as a result of any such subsequent acquisitions which would result in the Purchaser being the beneficial owner of 15% or more of the Common Stock of the Company but less than 19.99% of the Common Stock of the Company;

         5.3 the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued;

         5.4 The Purchaser shall have received the legal opinion of counsel to the Company, in substantially the form set forth in Exhibit A hereto, with such changes thereto as may be agreed upon by the Purchaser and such counsel; and

         5.5 The Company shall have terminated its Investment Agreement with Hatteras Partners, L.P. dated February 9, 1996, as amended January 26, 1998 and July 10, 1998.

     6.  Indemnification.
         ---------------

         6.1 The Company agrees to indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of
Section 15 of the Act and each officer and director, employee and agent of the Purchaser and of any such controlling person against any and all liabilities, claims, damages or reasonable expenses whatsoever, as incurred, arising out of, or resulting from, any breach or other violation of any representation, warranty, covenant or undertaking by the Company contained in this Agreement, and the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

         6.2 The Purchaser agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all losses, liabilities, claims, damages or reasonable expenses whatsoever, as incurred, arising out of, or resulting from, any breach or other violation of any representation, warranty, covenant or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Company for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

     7.  Survival of Representations and Warranties.  The respective
         ------------------------------------------
agreements, representations, warranties, indemnities and other statements made by or on behalf of each party hereto pursuant to this Agreement, as of the date they were made, shall, unless otherwise specified, survive until the third anniversary of the Closing Date and shall expire thereafter.

     8.  Miscellaneous.
         -------------

         8.1 This Agreement may be executed in two or more counterparts, and such counterparts shall constitute one and the same agreement. Authorized signatures may be evidenced to the other party by facsimile copies thereof, with the originally signed signature page of any party to be provided to the other parties after the original execution.

         8.2 This Agreement shall inure to the benefit of and be binding upon the signatories hereto and no other person shall have any right or obligation hereunder. This Agreement may not be assigned by any party hereto.

         8.3 This Agreement, together with the schedule and exhibit hereto, constitutes the complete and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements or understanding, whether written or oral, between the parties respective to such subject matter. This Agreement may be amended only in a writing which is executed by the Company and the Purchasers.

         8.4 The Company and the Purchasers agree to cooperate with each other to deliver such additional documents and instruments and take such further actions as shall be necessary or appropriate under the terms of this Agreement to effectuate the transactions contemplated hereby.

         8.5 This Agreement shall be governed by the internal laws of the State of California, without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.


     ADVANCED TISSUE SCIENCES, INC.


     By:   /s/ Arthur J. Benvenuto
          -------------------------------------
     Name:  Arthur J. Benvenuto
          -------------------------------------
     Its:  Chairman of the Board and Chief
         --------------------------------------
           Executive Officer
         --------------------------------------
     STATE OF WISCONSIN INVENTMENT BOARD:


     By:   /s/ John F. Nelson
        ----------------------------------
     Name:  John F. Nelson
          --------------------------------
     Its:  Investment Director
         ---------------------------------


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


                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS


     Name and Address of                       Number of Units
         Purchasers                            To be Purchased
-----------------------------------         ---------------------

State of Wisconsin Investment Board               3,750,000
121 East Wilson St.
Madison, Wisconsin  53702

Mailing Address:
P.O. Box 7842
Madison Wisconsin  53707


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



                                                                    EXHIBIT A

                              NOVEMBER  [__], 1999


State of Wisconsin Investment Board
121 East Wilson Street
Madison, Wisconsin  53702

     Re:  Advanced Tissue Sciences, Inc.'s Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of Units, in the aggregate consisting of up to 3,750,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), and warrants to purchase up to 1,750,000 shares of Common Stock ("Warrants") (together with the Shares, the "Securities") pursuant to that certain Securities Purchase Agreement, dated November 5, 1999 (the "Purchase Agreement"), between the Company and the State of Wisconsin Investment Board (the "Purchaser"). This opinion is being rendered to you pursuant to Section
5.4 of the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

     (i) The Registration Statement on Form S-3 (File No. 333-82683) initially filed by the Company with the Securities and Exchange Commission (the "Commission") on July 12, 1999, for the purpose of registering the sale of the Securities under the Securities Act of 1933, as amended (the "Securities Act"); Amendment No. 1 to such Registration Statement filed with the Commission on August 20, 1999; Amendment No. 2 to such Registration Statement filed with the Commission on September 15, 1999; Amendment No. 3 to such Registration Statement filed with the Commission on October 18, 1999; oral advice on November 4, 1999, from a Commission staff examiner, that the Commission had declared such Registration Statement, as so amended, effective as of 4:30 p.m., Washington, D.C. time, on November 4, 1999; and the final Prospectus in the form filed with the Commission on November [__], 1999, pursuant to Rule 424(b) under the Securities Act. Such Registration Statement, as amended, when it became effective (including (A) the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A of the Rules and Regulations under the Securities Act and (B) the related registration statement filed pursuant to Rule 462(b) under the Securities Act), is referred to herein as the "Registration Statement," and such Prospectus in the form delivered for filing with the Commission pursuant to Rule 424(b) is referred to herein as the "Prospectus;"

     (ii) The Restated Certificate of Incorporation of the Company, including all amendments thereto, as in effect on the date hereof (the "Restated Certificate");

     (iii) The Amended and Restated By-laws of the Company, including all amendments thereto, as in effect on the date hereof (the "By-laws");

     (iv) The Certificate of Good Standing of the Company certified by the Secretary of State of the State of Delaware on November [__], 1999 (the "Delaware Certificate");

     (v) The Certificate of Status of the Company certified by the Secretary of State of the State of California on November [__], 1999 (the "California Certificate").

     (vi) Evidence of applicable actions by the Board and Pricing Committee authorizing the execution and delivery of the Purchase Agreement, the issuance and sale of the Securities sold by the Company, the preparation and filing of the Registration Statement, and other actions with regard thereto;

     (vii) The resolutions of the Pricing Committee of the Board of Directors adopted on November 5, 1999, authorizing the pricing of the Securities;

     (viii)   The Purchase Agreement;

     (ix) A specimen certificate for the shares of Common Stock of the Company;

     (x) Such records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

     In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion. We have assumed the accuracy of all copies provided to us, the legal capacity of the individual signatories to all documents and the due authorization, execution and delivery of the Purchase Agreement by you. We have also assumed the genuineness of all signatures.

     As used in this opinion, the expressions "to our knowledge" and "known to us" with reference to matters of fact means that, after considering the actual knowledge of those attorneys in our firm who have been principally responsible for giving substantive attention to the Company's affairs, but not including any constructive or imputed notice of any other information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters except as otherwise specified in this opinion.

     We have assumed that the certificates representing the Shares purchased by you from the Company have been executed for delivery by authorized officers of the transfer agent and that the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

     This opinion relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions. Without limiting the generality of the foregoing, we are not acting here as experts on, and we do not express any opinion on any applicable laws, rules or regulations relating to (i) patents, copyrights, trademarks and other proprietary rights and licenses or (ii) the United States Food and Drug Administration or health care reimbursement.

     For purposes of the matters addressed in paragraph (1) below relating to the valid existence and good standing of the Company under the laws of Delaware, we have relied solely upon the Delaware Certificate. For purposes of the matters addressed in paragraph (1) below relating to the good standing, due qualification or similar status of the Company in California, we have relied solely upon our review of the California Certificate.

     For purposes of our opinion in paragraph (2) below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the Transfer Agent and Registrar of the Common Stock and registered by such Transfer Agent and Registrar and will conform to the specimen thereof examined by us.

     For purposes of our opinion in paragraph (3) below, relating to the Registration Statement being effective and there being no stop order suspending the effectiveness of the Registration Statement, we have relied solely upon
(a) oral advice received on November [__], 1999, from a Commission staff examiner, that the Commission had declared such Registration Statement, as amended, effective at ______ p.m. Washington, D.C. time, on November [__], 1999 and (b) oral advice received on November [__], 1999 from a Commission staff examiner that there is no stop order suspending the effectiveness of the Registration Statement.

     For purposes of our opinion in paragraph (3) below, relating to the filing of the Prospectus pursuant to Rule 424(b), we have relied solely upon a confirmation of filing received from the Commission's EDGAR filing system dated November [__], 1999.

     We express no opinion as to the fair market value of the Securities, nor with respect to the effect of, or compliance with, any state or federal antitrust law, any local law, or compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     On the basis of our examination of the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; the Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); the Company has the corporate status and authority to do business in California;

         2. The Securities have been duly authorized and, when issued and delivered to you against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of (A) any preemptive rights arising under the Restated Certificate or the Delaware General Corporation Law or (B) to our knowledge, similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Securities by the Company;

         3. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

         4. The Company has the corporate power and authority to enter into the Purchase Agreement and to issue, sell and deliver the Securities to you as provided in the Purchase Agreement. All corporate action on the part of the Company, its directors and stockholders necessary for (a) the authorization, execution and delivery of the Purchase Agreement, (b) the authorization, sale, issuance and delivery of the Securities, and (c) the performance of the Company's obligations under the Purchase Agreement has been taken;

         5. Neither the offer, sale or delivery of the Securities, the execution, delivery or performance by the Company of the Purchase Agreement, compliance by the Company with the provisions of the Purchase Agreement nor consummation by the Company of the transactions contemplated by the Purchase Agreement violates the Restated Certificate or the By-laws of the Company;

         6. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except (A) as have been obtained under the Securities Act and the Exchange Act of 1934 or (B) such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Securities, as to which we express no opinion) for the valid issuance and sale of the Securities to you as contemplated by the Purchase Agreement; and

         7. The Securities when duly registered under the Registration Statement pursuant to the Securities Act will not be deemed "restricted securities" as defined pursuant to Rule 144(a)(3) under the Securities Act.

     This opinion is furnished by us as counsel to the Company, to you, the Purchaser, in connection with the transactions contemplated by the Purchase Agreement, is solely for your benefit and may not be delivered to, quoted or relied upon by any other party, or for any other purpose, without our express written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                      Very truly yours,